Securities and Exchange Commission
                             Washington, D.C. 20549



                                    Form 8-K



                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 28, 1998.

                           DCC Acquisition Corporation
             (Exact name or registrant as specified in its charter)



   Nevada                         2-90519                    59-2262718
 (State of incorporation)       (Commission File No.)      (I.R.S. Employer
                                                             Identification No.)

                   211 West Wall Street, Midland, Texas 79701
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (915) 682-1761

                          DataLink Capital Corporation
             (Former name or address, if changed since last report)

Item 5. Other Events.

Change of State of Incorporation.

Effective December 28, 1998, the Company changed its state of incorporation from Florida to Nevada. Pursuant to a Plan and Agreement of Merger (the "Merger") between DataLink Capital Corporation, a Florida corporation ("Old DataLink"), and the Company (DCC Acquisition Corporation), Old DataLink merged into the Company and ceased its existence. On June 15, 1998, the shareholders of Old DataLink and the Company duly approved the change-of-state-of-incorporation Merger, pursuant to the corporate laws of the States of Florida and Nevada, respectively.

Change of Name.

Pursuant to the Merger, effective December 28, 1998, the Company's name changed from DataLink Capital Corporation to DCC Acquisition Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 4, 1999.

DCC ACQUISITION CORPORATION

By: /s/  Glenn A. Little
         ------------------
         Glenn A. Little
         President

INDEX OF EXHIBITS

   Exhibit #   Description of Document

          2.1  Plan and Agreement of  Reorganization,  between  DataLink Capital
               Corporation,   a  Florida   corporation,   and  DCC   Acquisition
               Corporation, a Nevada corporation.

          3.1  Articles of Incorporation of DCC Acquisition Corporation

          3.2  Bylaws of DCC Acquisition Corporation

          3.3 Articles of Merger, as filed with the Secretary of State of Nevada on December 28, 1998.

          3.4 Articles of Merger, as filed with the Secretary of State of Florida on December 28, 1998.